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                                      EXHIBIT 99.8: NOMINEE HOLDER CERTIFICATION

                          NOMINEE HOLDER CERTIFICATION


     The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights ("Subscription Rights") to purchase shares of common stock, par value $0.10 per share ("Common Stock"), of United States Lime & Minerals, Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated December 27, 2000 (the "Prospectus"), hereby certifies to the Company and to Computershare Trust Company of New York, as Subscription Agent for the Rights Offering, that:


          (1) the undersigned has subscribed for the number of shares of Common Stock specified below pursuant to the Basic Subscription Privilege (as described in the Prospectus) on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as described in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner); and

          (2) each such beneficial owner exercising its Over-Subscription Privilege has exercised its Basic Subscription Privilege in full.


                                 NUMBER OF SHARES               NUMBER OF SHARES
NUMBER OF SHARES              SUBSCRIBED FOR PURSUANT      SUBSCRIBED FOR PURSUANT TO
OWNED ON THE RECORD DATE  TO BASIC SUBSCRIPTION PRIVILEGE  OVER-SUBSCRIPTION PRIVILEGE
------------------------  -------------------------------  ---------------------------

1. ---------------------  -----------------------------    --------------------------

2. ---------------------  -----------------------------    --------------------------

3. ---------------------  -----------------------------    --------------------------

4. ---------------------  -----------------------------    --------------------------

5. ---------------------  -----------------------------    --------------------------


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Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
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     Authorized Signature

Name:
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      (please type or print)